Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

Jurisdiction(s) in Which
	Jurisdiction of	Qualified as a
Subsidiary	Organization	Foreign Corporation
1300 Campbell Lane, LLC	Delaware	Kentucky
4499 Acushnet Avenue, LLC	Delaware	Massachusetts
7173 North Sharon Avenue, LLC	Delaware	California
8451 Pearl Street, LLC	Delaware	Colorado
92 Brick Road, LLC Medical Properties Trust, LLC	Delaware Delaware	New Jersey Alabama
MPT Development Services, Inc.	Delaware	Alabama
MPT Finance Company, LLC	Delaware
MPT of Bloomington, LLC	Delaware	Indiana
MPT of Anaheim, LLC	Delaware	California
MPT of Anaheim, L.P.	Delaware	California
MPT of Bucks County, L.P.	Delaware	Pennsylvania
MPT of Bucks County, LLC	Delaware	Pennsylvania
MPT of California, LLC	Delaware	California
MPT of Centinela, L.P.	Delaware	California
MPT of Centinela, LLC	Delaware	California
MPT of Chino, LLC	Delaware	California
MPT of Covington, LLC	Delaware	Louisiana
MPT of Dallas LTACH, L.P.	Delaware	Texas
MPT of Dallas LTACH, LLC	Delaware	Texas (as “MPT of Dallas LTACH GP, LLC”)
MPT of Denham Springs, LLC	Delaware	Louisiana
MPT of Huntington Beach, LLC	Delaware	California
MPT of Huntington Beach, L.P.	Delaware	California
MPT of Inglewood, LLC	Delaware	California
MPT of Inglewood, L.P.	Delaware	California
MPT of La Palma, LLC	Delaware	California
MPT of La Palma, L.P.	Delaware	California
MPT of Luling, LLC	Delaware	Texas (as “Delaware MPT of Luling, LLC”)
MPT of Luling, L.P.	Delaware	Texas
MPT of Montclair, L.P.	Delaware	California
MPT of Montclair, LLC	Delaware
MPT of North Cypress, L.P.	Delaware	Texas (as “Delaware MPT of North Cypress Texas, L.P.”)
MPT of North Cypress, LLC	Delaware	Texas
MPT of Paradise Valley, LLC	Delaware	California
MPT of Paradise Valley, L.P.	Delaware	California
MPT of Portland, LLC	Delaware	Oregon
MPT of Redding, LLC	Delaware	California
MPT of Shasta, LLC	Delaware	California
MPT of Shasta, L.P.	Delaware	California
MPT of Sherman Oaks, LLC	Delaware	California
MPT of Southern California, LLC	Delaware	California
MPT of Southern California, L.P.	Delaware	California
MPT of Twelve Oaks, LLC	Delaware	Texas
MPT of Twelve Oaks, L.P.	Delaware	Texas
MPT of Victoria, LLC	Delaware	Texas (as “Delaware MPT of Victoria, LLC”)
MPT of Victoria, L.P.	Delaware	Texas
MPT of Victorville, LLC	Delaware	California
MPT of Warm Springs, LLC	Delaware	Texas (as “Delaware MPT of Warm Springs, LLC”)
MPT of Warm Springs, L.P.	Delaware	Texas
MPT of West Anaheim, LLC	Delaware	California
MPT of West Anaheim, L.P.	Delaware	California
MPT Operating Partnership, L.P.	Delaware	Massachusetts, Alabama
MPT West Houston Hospital, LLC	Delaware	Texas (as “MPT West Houston Hospital GP, LLC”)
MPT West Houston Hospital, L.P.	Delaware	Texas
MPT West Houston MOB, LLC	Delaware	Texas (as “MPT West Houston MOB GP, LLC”)
MPT West Houston MOB, L.P.	Delaware	Texas
San Joaquin Health Care Associates Limited Partnership	Delaware	California